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                                                                    EXHIBIT 23.B

(NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO)


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Amendment No. 2 to the Registration Statement on Form S-3 of GulfTerra Energy Partners, L.P., GulfTerra Energy Finance Corporation, and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 2001, 2002 and 2003, each of which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2003. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.


                                         NETHERLAND, SEWELL & ASSOCIATES, INC.


                                         By: /s/ FREDERIC D. SEWELL
                                            ------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer

Dallas, Texas
April 23, 2004